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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                            _______________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              PIERCE LEAHY CORP.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


               Pennsylvania                                23-2588479
     --------------------------------------             ----------------
    (State of incorporation or organization)            (I.R.S. Employer
                                                        Identification No.)

            631 Park Avenue
        King of Prussia, Pennsylvania                         19406
     ---------------------------------------             ---------------
    (Address of principal executive office)                 (Zip Code)


Securities registered pursuant to Section 12(b) of the Act:

    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be registered
    -------------------                       -------------------------------

    Common Stock, $.01 par value              New York Stock Exchange

    ___% Senior Subordinated Notes            New York Stock Exchange
      due 2007

    11-1/8% Senior Subordinated Notes         New York Stock Exchange
      due 2006


Securities registered pursuant to Section 12(g) of the Act:
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Item 1.   Description of Registrant's Securities to be Registered.
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          The description of the Registrant's Common Stock, par value $.01, set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-23121), as amended, is incorporated herein by reference.

          The description of the Registrant's ___% Senior Subordinated Notes due 2007 set forth under the caption "Description of the Notes" in Registrant's Registration Statement on Form S-1 (File No. 333-23119), as amended, is incorporated herein by reference.

          The description of the Registrant's 11-1/8% Senior Subordinated Notes due 2006 set forth under the caption "Description of the Notes" in Registrant's Registration Statement on Form S-4 (File No. 333-9963), as amended, is incorporated herein by reference.

Item 2.   Exhibits.
------    --------

          1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PIERCE LEAHY CORP.


Dated:  May 27, 1997                   By: /s/ Douglas B. Huntley
                                            ------------------------------------
                                            Douglas B. Huntley, Vice President
                                            and Chief Financial Officer

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